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                                                                           10.41

DATED 25th August 1993




                          MARLEY WATERPROOFING LIMITED


                                      and


                          HORIZON EXPLORATION LIMITED





                                      DEED

                                  relating to
                        6 Pembroke Road  Sevenoaks  Kent





                            Thomson Nell & Passmore
                               3 Lonsdale Gardens
                                TUNBRIDGE WELLS
                                  Kent TN1 1NX
                                  259/0054/mb
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THIS DEED is made 25th August 1993

BETWEEN:

(1)      The Landlord             :        MARLEY WATERPROOFING LIMITED whose
                                           registered office is at London Road
                                           Riverhead  Sevenoaks  Kent TN13 2DS

(2)      The Tenant               :        HORIZON EXPLORATION LIMITED whose
                                           registered office is at Napier House
                                           14-16 Mount Ephraim Road  Tunbridge
                                           Wells  Kent

N O W THIS DEED W I T N E S S E T H as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1              Definitions:

                 In this Deed the following expressions have the following meanings:

                 (a) "THE LEASE" means the Lease short particulars of which are set out in the Schedule

                 (b) "THE TERM" and "RENT" shall carry the meanings ascribed to them by the Lease

                 (c) "THE LANDLORD'S SOLICITORS" means Thomson Snell & Passmore of 3 Lonsdale Gardens Tunbridge Wells Kent TN1 1NX (Ref. 59)

                 (d) "THE BANK" means Midland Bank plc of 86 High Street Tunbridge Wells Kent

                 (e)      "THE SECURITY DEPOSIT" means the sum of L.48,420

                 (f) "THE DEPOSIT ACCOUNT" means the interest earning deposit account opened by the Landlord's Solicitors at the Bank on or before the date of this Deed and in which the Landlord's Solicitors placed the Security Deposit

                 (g) "THE BANK MANDATE" means the landlord's Solicitors' letter to the Bank referring to the arrangements pursuant to this Deed an agreed draft of which is annexed





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1.2              Interpretation

                 Where in this Deed the context so admits:

                 (a) words importing one gender include all other genders and words importing the singular include the plural and vice versa

                 (b) the expressions "the Landlord" and "the Tenant" shall include their respective successors in title and assigns

                 (c) where for the time being there are two or more persons within the meaning of the expressions "the Landlord" or "the Tenant" obligations expressed or implied and made or to be made by or with that party shall be made by or with those persons jointly and severally

                 (d) the clause headings to this Deed are for reference purposes only and shall not affect the interpretation of this Deed in any way.

2.       RECITALS

2.1              This Deed is supplemental to the Lease

2.2 The reversion immediately expectant on the term of years granted by the Lease is vested in the Landlord

2.3 The Landlord agreed to enter into the Lease on the condition that the Tenant would deposit with the Landlord's Solicitors the Security Deposit and enter into this Deed

3.       PAYMENT OF SECURITY DEPOSIT

         The Tenant has on or before the date of this Deed deposited with the landlord's Solicitors the Security Deposit as security for payment of rents reserved by and other sums due to the Landlord pursuant to the Lease and the Landlord and the Tenant irrevocably instruct the Landlord's Solicitors in the operation of the Deposit Account in accordance with this Deed and in particular:

                 (a)      the making of payments into the Deposit Account





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                 (b)      the withdrawal of sums from the Deposit Account and

                 (c) accounting to the Landlord and the Tenant for money due to either of them from the Deposit Account

4.       DEPOSIT ARRANGEMENTS

         The following provisions shall apply to the Security Deposit:

4.1 the Landlord's Solicitors shall place the Security Deposit in the Deposit Account and all interest on the Security Deposit shall belong to the Tenant and shall be mandated direct to the Tenant after payment of any bank charges payable in respect of the Deposit Account

4.2              if at any time during the term the Tenant:

                 (a) shall have failed to have paid to the Landlord within 21 days of the due date for payment any part of the rents and other moneys made payable by the Tenant to the Landlord in accordance with the provisions of the Lease then the Landlord shall be entitled to require the Landlord's Solicitors to draw on so much of the Security Deposit as shall be required in payment or (if the Security Deposit shall be insufficient) in part payment of the sums due to the Landlord under the Lease or

                 (b) if the Tenant enters into liquidation or has a receiver appointed of the Tenant's assets then the Landlord shall be entitled to require the Landlord's Solicitors to draw such part of the Security Deposit in payment of any sums due or which may become due to the Landlord under the Lease and shall in each case notify the Tenant in writing that it has done so PROVIDED THAT the appropriation shall not be deemed to e a payment of rent so as to prejudice the Landlord's rights of re-entry contained in the Lease





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4.3              upon receipt of the written notification mentioned in the
                 preceding sub-clause the Tenant shall within seven days pay to the Landlord's Solicitors such sum as shall when added to the moneys remaining to the credit of the Deposit Account exclusive of any interest earned on those moneys equal the Security Deposit and such sum together with any remaining balance in the Deposit Account shall be treated as if it were the Security Deposit

5.       CHARGE OF THE DEPOSIT ACCOUNT

5.1 THE TENANT WARRANTS to the Landlord that the Security Deposit is free from any charge or incumbrance save as mentioned in clause 5.2

5.2 The Tenant as beneficial owner CHARGES in favour of the Landlord as security for the obligations on the part of the Tenant contained in the lease and for the payment of all moneys which are now or at any time may become due and payable by the Tenant to the Landlord pursuant to the terms of the Lease and for the due performance of all obligations and liabilities (whether absolute or contingent present or future) of the Tenant under the terms of the Lease the Tenant's interest in the Security Deposit and all other sums from time to time constituting the Security Deposit (but not including any interest earned or to be earned upon the Deposit Account) and any additional sum paid into the Deposit Account pursuant to the provisions of sub-clause 4.3

5.3 The security created by this Deed shall constitute and be a continuing security to the Landlord and shall be in addition to and shall not operate so as in any way to prejudice or affect the obligations of the Tenant or the rights of the

[page 4 illegible]





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                                  THE SCHEDULE

                         Short particulars of the Lease

Lease dated 25th August 1993 relating to 6 Pembroke Road Sevenoaks Kent made between the Landlord and the Tenant

THE COMMON SEAL of MARLEY         )
WATERPROOFING LIMITED was         )
affixed to this deed in the       )
the presence of:                  )



                                  Director         /s/ [illegible signature]


                                  Secretary        /s/ [illegible signature]





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